EXHIBIT 10.3

                     [PRIDE INTERNATIONAL, INC. LETTERHEAD]


VIA FACSIMILE (303/382-1275)                                     June 18, 1999

First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.
1801 California Street
Denver, Colorado 80202

Attention: Thomas R. Denison

Gentlemen:

            This letter sets forth certain agreements relating to an amendment of the Securities Purchase Agreement between us dated as of May 5, 1999, as amended by that certain Letter Agreement between us dated June 4, 1999 (as so amended, the "Purchase Agreement"), and the Closing of the transactions provided for therein. Capitalized terms used herein that are not otherwise defined shall have the respective meanings given them in the Purchase Agreement.

            1. Pursuant to Section 6.4 of the Purchase Agreement, the obligation of the Purchaser to effect the Closing of the Shares is subject to the appointment of one designee of the Purchaser to the Board of Directors of the Company. The Purchaser hereby agrees that, subject to the prior completion of the First Closing, such appointment shall instead occur at the Second Closing, which shall occur no later than July 10, 1999. Notwithstanding the foregoing, at any time after the First Closing and prior to the date of such appointment, the Company shall include a designee of the Purchaser in all conference calls or other meetings of the Board of Directors (including committees thereof) at which board or committee action is or could be taken, and the Company shall provide to such designee all materials that it provides to directors of the Company in the same manner and at the same time as provided to such directors.

            2. Section 11.9 of the Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            "Except as provided in this Section 11.9, neither of the Purchaser nor the Company may assign its rights or obligations hereunder; PROVIDED, HOWEVER, that (i) the Purchaser may assign its rights to acquire the Shares and/or the Exchangeable Stock to another member of the First Reserve Group, provided that such assignment shall not relieve the Purchaser of its obligations hereunder; and (ii) the Company may assign its obligations to deliver the Shares and/or the Exchangeable Stock and its rights to receive the Purchase Price therefor to a wholly owned subsidiary of the Company, provided that such assignment shall not relieve the Company of its obligations hereunder."
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First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.             -2-                       June 18, 1999


            3. The First Closing shall take place on June 21, 1999. At the First Closing, the Company or its permitted assignee will deliver to the Purchaser a certificate or certificates evidencing 4,681,146 shares of Common Stock of the Company in consideration of the payment by the Purchaser of the First Closing Purchase Price. Except for the transactions governed by the Exchangeable Stock Condition and the fulfillment of that condition, the First Closing shall be in accordance with and subject to the terms and conditions of Section 2.2 and Articles VI and VII of the Purchase Agreement.

            Except as expressly modified hereby, the Purchase Agreement is hereby ratified. This letter may be executed in counterparts, which together constitute a single agreement. This letter may be delivered by delivery of facsimile signature pages.

            If the foregoing is in accordance with the agreements and understandings between us, please so indicate by returning a signed counterpart of this letter.

                                Very truly yours,

                                PRIDE INTERNATIONAL, INC.


                                By:/s/EARL W. MCNIEL
                                      Earl W. McNiel
                                      Vice President and Chief Financial Officer

AGREED TO AND ACCEPTED
AS OF THIS 18TH DAY OF JUNE 1999:

FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP

By:   First Reserve GP VIII, L.P.
      its General Partner

By:   First Reserve Corporation
      its General Partner

By:/s/THOMAS R. DENISON
      Thomas R. Denison
      Managing Director